UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2008
Applied Micro Circuits Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-23193 (Commission File Number)	94-2586591 (I.R.S. Employer Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of principal executive offices)
(408) 542-8600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously disclosed in the Company’s Form 10-Q filed on February 5, 2008, a proposed settlement (the “Settlement”) has been reached between the parties in the derivative litigation filed in the United States District Court for the Northern District of California, captioned In re Applied Micro Circuits Corporation, Inc. Derivative Litigation, Lead Case No. 5:06-cv-04269-JW (the “Litigation”). The Litigation was brought derivatively on behalf of the Company to recover damages allegedly caused to the Company by the Individual Defendants’ alleged breaches of fiduciary duties, corporate waste, gross mismanagement, breach of contract, and violations of Cal. Corp. Code §25402 and §§14(a) and 20(a) of the Securities Exchange Act of 1934 in connection with the Company’s historical stock option practices and accounting therefore.
     The full terms and conditions of the proposed Settlement are set forth in the Stipulation of Settlement, which the parties to the Litigation executed on January 28, 2008 (the “Stipulation”) and is on file with the Court. On March 13, 2008, the Company published a Corrected Notice of Proposed Settlement of Shareholder Derivative Action and Hearing Thereon, attached hereto as Exhibit 99.1.
          The Court has given its preliminary approval to the Settlement, and has scheduled a final settlement hearing on May 5, 2008 at 9:00 a.m. to determine whether the proposed Settlement is fair, reasonable and adequate, whether judgment should be entered giving final approval to the Settlement and dismissing the Litigation with prejudice, and whether the application of Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses should be granted.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
99.1	Corrected Notice of Proposed Settlement of Shareholder Derivative Action and Hearing Thereon.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Micro Circuits Corporation
Date: March 13, 2008	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel